Filed Pursuant to Rule 424(b)(3)
Registration No. 333-299216

PROSPECTUS

Up to 15,000,000 Shares of Class A Common Stock

This prospectus relates to the resale by Roth Principal Investments, LLC, a Delaware limited liability company (“Roth Principal Investments” or the “Selling Stockholder”), from time to time, of up to 15,000,000 shares of our Class A common stock, par value $0.001 per share (the “Class A Common Stock”).

The shares of Class A Common Stock being offered by the Selling Stockholder may be purchased pursuant to a Common Stock Purchase Agreement, dated September 29, 2026, that we entered into with Roth Principal Investments (the “Purchase Agreement”). The shares being offered for resale by this prospectus consist of up to 15,000,000 shares of Class A Common Stock that we may, in our sole discretion, elect to issue and sell to Roth Principal Investments, from time to time after the date of this prospectus, pursuant to (and limited by the terms of) the Purchase Agreement. See “The Committed Equity Facility” for a description of the Purchase Agreement and “The Selling Stockholder” for additional information regarding Roth Principal Investments. The prices at which Roth Principal Investments may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of Class A Common Stock by the Selling Stockholder. As of the date of this prospectus, we have not yet sold any shares of Class A Common Stock that are the subject of this prospectus to Roth Principal Investments under the Purchase Agreement. We may receive up to $25,000,000 aggregate gross proceeds (subject to certain limitations) under the Purchase Agreement from any sales we make to Roth Principal Investments pursuant to the Purchase Agreement.

The actual number of shares of our Class A Common Stock issuable by us pursuant to the Purchase Agreement will vary depending on the then-current market price of shares of our Class A Common Stock sold to Roth Principal Investments under the Purchase Agreement. Under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue to Roth Principal Investments under the Purchase Agreement shares of our Class A Common Stock representing more than 19.99% of the total number of shares of Class A Common Stock outstanding immediately prior to the execution of the Purchase Agreement, including shares of our Class A Common Stock issuable upon the exchange of issued and outstanding Class B common stock (the “Exchange Cap”), unless we obtain the approval of our stockholders of the issuance of shares in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or unless the average price per share for all shares of Class A Common Stock purchased by Roth Principal Investments under the Purchase Agreement equals or exceeds the “Base Price,” which is equal to the sum of the “Minimum Price” of $1.705 (representing the lower of (a) the official closing price of our Class A Common Stock on Nasdaq on the trading day immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Class A Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, as adjusted in accordance with applicable Nasdaq rules) plus an adjustment amount per share. See “The Committed Equity Facility” for a description of the Purchase Agreement and “The Selling Stockholder” for additional information.

We will control the timing and amount of any sales of Class A Common Stock to Roth Principal Investments. Actual sales of shares of Class A Common Stock under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, without limitation, market conditions, the trading price of the Class A Common Stock, and determinations by us as to the appropriate sources of funding for our business and operations. There can be no assurances that we will choose to sell any shares of our Class A Common Stock to Roth Principal Investments, or that Roth Principal Investments will sell any or all of the shares of our Class A Common Stock, if any, purchased under the Purchase Agreement pursuant to this prospectus. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the resale of shares of our Class A Common Stock. See “Plan of Distribution (Conflict of Interest)” for additional information.

Our registration of the resale of the securities covered by this prospectus does not mean that Roth Principal Investments will offer or sell any of the Class A Common Stock. Subject to the terms of the Purchase Agreement, the Selling Stockholder may sell or otherwise dispose of the shares of Class A Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution (Conflict of Interest)” for more information about how the Selling Stockholder may sell or otherwise dispose of the shares of Class A Common Stock the offering of which is being registered pursuant to this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The Selling Stockholder will pay all brokerage fees and commissions and similar expenses related to the resale of the securities described herein. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the offering of the shares of Class A Common Stock, including legal and accounting fees. See “Plan of Distribution (Conflict of Interest).” We have also engaged Digital Offering, LLC (“Digital Offering”) to act as a “qualified independent underwriter” in this offering and have agreed to pay their fees for such services.

We are a “smaller reporting company” and an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Our shares of Class A Common Stock are listed on the Nasdaq Global Market under the symbol “GENK.” On September 29, 2026, the closing sale price of our Class A Common Stock was $1.70 per share.

Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 15 of this prospectus and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus, to read about factors to consider before purchasing our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 8, 2026.

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we nor the Selling Stockholder have authorized anyone to provide you with information different from that contained in this prospectus or any amendment or supplement to this prospectus. Neither we nor the Selling Stockholder take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus or any amendment or supplement to this prospectus. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

We have not, and the Selling Stockholder has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or free writing prospectus, and neither we nor the Selling Stockholder take any responsibility for any other information that others may give you. The Selling Stockholder is offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than those being offered in this registered transaction.

You should not assume that the information contained in this prospectus or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus relates to the resale of our Class A Common Stock by the Selling Stockholder. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Class A Common Stock by the Selling Stockholder, although we will receive proceeds from sales of our Class A Common Stock to Roth Principal Investments that we may make pursuant to the Purchase Agreement, as described in this prospectus. Before buying any of our Class A Common Stock, you should carefully read this prospectus, any supplement to this prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

For investors outside the United States: We have not, and the Selling Stockholder has not, done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

References to the “Company,” “GEN Restaurant Group,” “GENK,” “we,” “us,” “our” and similar terms in this prospectus are to GEN Restaurant Group, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information in our filings with the U.S. Securities and Exchange Commission (the “SEC”).

Company Overview

GEN Restaurant Group is an Asian casual dining restaurant concept that offers an extensive menu of traditional Korean and Korean-American food, including high-quality meats, poultry, and seafood, all at a superior value. Founded in 2011 by two Korean immigrants, since the opening of our first restaurant in September 2011 we have grown to 54 company-owned restaurants located in California, Arizona, Hawaii, Nevada, Texas, New York, Oregon, Washington, North Carolina, Florida and four restaurants in South Korea. Our restaurants have modern décor, lively Korean pop music playing in the background and embedded grills in the center of each table. We believe we offer our customers a unique dining experience in which guests cook the majority of the food themselves, reducing the need for chefs and servers and providing a similar customer experience across our restaurants. We have also extended the GEN brand beyond our restaurants into consumer-packaged goods (“CPG”), bringing our signature flavors to grocery retailers across the country.

Our near-term priorities for the restaurant business are to protect cash flow and to operate our existing locations well. We intend to be highly selective in committing capital to new restaurant construction, weighing the returns of each potential opening against alternative uses of capital, including the expansion of our CPG distribution. Our restaurants range in size from 4.7 thousand to 12 thousand square feet and are typically located in high-activity commercial areas.

We believe our CPG division represents our single largest opportunity for near-term growth. GEN products are now in nearly 2,000 retail doors nationwide. We launched the division with our core packaged frozen meats and have since expanded into other frozen and non-frozen Korean products. Our products are carried by major grocery retailers and club stores.

The Committed Equity Facility

On September 29, 2026, we entered into the Purchase Agreement and a related registration rights agreement (the “Registration Rights Agreement”) with Roth Principal Investments. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, we have the right, in our sole discretion, to sell to Roth Principal Investments up to $25,000,000 of shares of our Class A Common Stock (subject to certain limitations contained in the Purchase Agreement), from time to time after the date of this prospectus and during the term of the Purchase Agreement through a Market Open Purchase, one or more Intraday Purchases, one or more Pre-Market Purchases and/or one or more Post-Market Purchases on any Purchase Date (each term as defined below). Sales of Class A Common Stock pursuant to the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to Roth Principal Investments under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act, the offer and resale by Roth Principal Investments of up to 15,000,000 shares of Class A Common Stock (the “Purchase Shares”) that we may, in our sole discretion, elect to sell to Roth Principal Investments, from time to time from and after the Commencement Date (defined below) pursuant to the Purchase Agreement.

Upon the initial satisfaction of each of the conditions to Roth Principal Investments’ purchase obligations set forth in the Purchase Agreement (the initial satisfaction of all of such conditions, the “Commencement”), none of which are within Roth Principal Investments’ control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC, we have the right, but not the obligation, from time to time at our sole discretion during a period (the “Commitment Period”) that begins on the date on which the Commencement occurs (such date, the “Commencement Date”) and ends on the first day of the month next following the 36-month anniversary of the “Effective Date” (meaning the date on which the registration statement that includes this prospectus (the “Initial Registration Statement”) or any post-effective amendment thereto is declared effective by the SEC) (unless the Purchase Agreement is earlier terminated), to direct Roth Principal Investments to purchase a specified number of shares of Class A Common Stock (each, a “Market Open Purchase”), not to exceed the lesser of (such lesser number of shares, the “Market Open Purchase Maximum Amount”): (i) two (2) million shares of Class A Common Stock and (ii) up to a certain percentage (not to exceed 25.0%), which we will specify in the applicable Market Open Purchase Notice (as defined below) for such Market Open Purchase (such specified percentage, the “Market Open Purchase Percentage”), of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Market Open Purchase Valuation Period (as defined below) for such Market Open Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted as necessary to give effect to the applicable Market Open Purchase Maximum Amount as set forth in the Purchase Agreement, the “Market Open Purchase Share Amount”), by timely delivering written notice of such Market Open Purchase to Roth Principal Investments (each, a “Market Open Purchase Notice”) after 7:30 a.m. and prior to 9:00 a.m., New York City time, on any trading day (each, a “Purchase Date”), so long as (a) the closing sale price of our Class A Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than a threshold price of $1.00 (the “Threshold Price”), and (b) all shares of Class A Common Stock subject to all prior purchases effected by us under the Purchase Agreement (as applicable) have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement. Each notice provided by us to Roth Principal Investments relating to the sale of Purchase Shares is defined herein as a “Purchase Notice”.

The per share purchase price that Roth Principal Investments is required to pay for shares of Class A Common Stock in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of our Class A Common Stock (“VWAP”), calculated in accordance with the Purchase Agreement, for the period (the “Market Open Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Purchase, and ending at the earliest to occur of (i) 3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date, (ii) such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable share volume maximum amount for such Market Open Purchase (the “Market Open Purchase Share Volume Maximum”), calculated by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase, and (iii) if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a “limit order discontinue election” (a “Limit Order Discontinue Election”) shall apply to such Market Open Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable minimum price threshold for such Market Open Purchase specified by us in the Market Open Purchase Notice for such Market Open Purchase, or if we do not specify a minimum price threshold in such Market Open Purchase Notice, a price equal to 75.0% of the closing sale price of the Class A Common Stock on the trading day immediately prior to the applicable Purchase Date for such purchase (the “Minimum Price Threshold”), less a fixed 3.0% discount to the VWAP for such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement).

Under the Purchase Agreement, for purposes of calculating the volume of shares of Class A Common Stock traded during a Market Open Purchase Valuation Period, as well as the VWAP for a Market Open Purchase

Valuation Period, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a “limit order continue election” (a “Limit Order Continue Election”), rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.

From and after the Commencement Date, in addition to Market Open Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date, whether or not a Market Open Purchase is effected on such Purchase Date, a specified number of shares of Class A Common Stock (each, an “Intraday Purchase”), not to exceed the lesser of (such lesser number of shares, the “Intraday Purchase Maximum Amount”): (i) two (2) million shares of Class A Common Stock and (ii) up to a certain percentage (not to exceed 25.0%), which we will specify in the applicable Intraday Purchase Notice (as defined below) for such Intraday Purchase (such specified percentage, the “Intraday Purchase Percentage”), of the total aggregate volume of shares of our Class A Common Stock traded on Nasdaq during the applicable “Intraday Purchase Valuation Period” (determined in a similar manner as the Market Open Purchase Valuation Periods for a Market Open Purchase) for such Intraday Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount as set forth in the Purchase Agreement, the “Intraday Purchase Share Amount”), by the delivery to Roth Principal Investments of an irrevocable written purchase notice for such Intraday Purchase, after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date as such applicable Intraday Purchase, if applicable, have ended), and prior to 2:00 p.m., New York City time, on such Purchase Date (each, an “Intraday Purchase Notice”), so long as (i) the closing sale price of the Class A Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Intraday Purchase, have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

The per share purchase price for the shares of Class A Common Stock that we elect to sell to Roth Principal Investments in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same 3.0% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different Intraday Purchase Valuation Periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.

From and after the Commencement Date, in addition to Market Open Purchases and Intraday Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date, whether or not a Market Open Purchase is effected on such Purchase Date, a specified number of shares of Class A Common Stock (each, a “Pre-Market Purchase”), not to exceed the lesser of (such lesser number of shares, the “Pre-Market Purchase Maximum Amount”): (i) one (1) million shares of Class A Common Stock and (ii) up to a certain percentage (not to exceed 20.0%), which we will specify in the applicable Pre-Market Purchase Notice (as defined below) for such Pre-Market Purchase (such specified percentage, the “Pre-Market Purchase Percentage”), of the total aggregate volume of shares of our Class A Common Stock traded on Nasdaq during the applicable “Pre-Market Purchase Valuation Period” (determined in a similar manner as the Market Open Purchase Valuation Periods for a Market Open Purchase) for such Pre-Market Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Pre-Market Purchase Maximum Amount as set forth in the Purchase Agreement, the “Pre-Market Purchase Share Amount”), by the delivery to Roth Principal Investments of an irrevocable written purchase notice for such Pre-Market Purchase, after 7:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Pre-Market Purchase Valuation Period for the most recent prior Pre-Market Purchase effected on the same Purchase Date as such applicable Pre-Market Purchase, if applicable, have ended), and prior to 8:30 a.m., New York City time, on such Purchase Date (each, a “Pre-Market Purchase Notice”), so long as (i) the closing sale price of the Class A Common Stock on Nasdaq on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Class A Common Stock subject to all prior purchases effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Pre-Market Purchase, have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

The per share purchase price for the shares of Class A Common Stock that we elect to sell to Roth Principal Investments in a Pre-Market Purchase pursuant to the Purchase Agreement, if any, will be calculated in a similar manner as in the case of a Market Open Purchase, except that the discount to the applicable VWAP is 5.0%, and provided that the VWAP for each Pre-Market Purchase effected on a Purchase Date will be calculated over different Pre-Market Purchase Valuation Periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.

From and after the Commencement Date, in addition to Market Open Purchases, Intraday Purchases and Pre-Market Purchases described above, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date, whether or not a Market Open Purchase is effected on such Purchase Date, a specified number of shares of Class A Common Stock (each, a “Post-Market Purchase”), not to exceed the lesser of (such lesser number of shares, the “Post-Market Purchase Maximum Amount”): (i) one (1) million shares of Class A Common Stock and (ii) up to a certain percentage (not to exceed 20.0%), which we will specify in the applicable Post-Market Purchase Notice (as defined below) for such Post-Market Purchase (such specified percentage, the “Post-Market Purchase Percentage”), of the total aggregate volume of shares of our Class A Common Stock traded on Nasdaq during the applicable “Post-Market Purchase Valuation Period” (determined in a similar manner as the Market Open Purchase Valuation Periods for a Market Open Purchase) for such Post-Market Purchase (such specified number of shares to be purchased by Roth Principal Investments, adjusted to the extent necessary to give effect to the applicable Post-Market Purchase Maximum Amount as set forth in the Purchase Agreement, the “Post-Market Purchase Share Amount”), by the delivery to Roth Principal Investments of an irrevocable written purchase notice for such Post-Market Purchase, after 4:05 p.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Post-Market Purchase Valuation Period for the most recent prior Post-Market Purchase effected on the same Purchase Date as such applicable Post-Market Purchase, if applicable, have ended), and prior to 5:00 p.m., New York City time, on such Purchase Date (each, a “Post-Market Purchase Notice”), so long as (i) the closing sale price of the Class A Common Stock on Nasdaq on such Purchase Date is not less than the Threshold Price and (ii) all shares of Class A Common Stock subject to all prior Market Open Purchases and all prior Post-Market Purchases (as applicable) effected by us under the Purchase Agreement, including all prior purchases effected on the same Purchase Date as such applicable Post-Market Purchase, have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

The per share purchase price for the shares of Class A Common Stock that we elect to sell to Roth Principal Investments in a Post-Market Purchase pursuant to the Purchase Agreement, if any, will be calculated in a similar manner as in the case of a Market Open Purchase, except that the discount to the applicable VWAP is 5.0%, and provided that the VWAP for each Post-Market Purchase effected on a Purchase Date will be calculated over different Post-Market Purchase Valuation Periods during the regular trading session on Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date.

There is no upper limit on the price per share that Roth Principal Investments could be obligated to pay for the Class A Common Stock we may elect to sell to it in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase or Post-Market Purchase under the Purchase Agreement. In the case of Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Class A Common Stock to be purchased by Roth Principal Investments in a Purchase, or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such Purchase, in each case, will be equitably adjusted as set forth in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or minimum price thresholds.

We will control the timing and amount of any sales of Class A Common Stock to Roth Principal Investments that we may elect, in our sole discretion, to effect from time to time from and after the Commencement Date and during the term of the Purchase Agreement. Actual sales of shares of Class A Common Stock to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Class A Common Stock and determinations by us as to the appropriate sources of funding for our company’s business and operations. The Company has no obligation to sell any shares to Roth Principal Investments, and Roth Principal Investments is obligated to purchase shares only as directed by the Company and subject to the terms and conditions of the Purchase Agreement.

Under the applicable Nasdaq rules, in no event may we issue to Roth Principal Investments under the Purchase Agreement more than 6,776,399 shares of Class A Common Stock, which number of shares is equal to 19.99% of the shares of Class A Common Stock outstanding immediately prior to the execution of the Purchase Agreement, including shares of Class A Common Stock issuable upon the exchange of issued and outstanding Class B common stock (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price for all shares of Class A Common Stock purchased by Roth Principal Investments under the Purchase Agreement (calculated by dividing the aggregate gross purchase price paid by Roth Principal Investments for all such shares by the aggregate number of shares issued under the Purchase Agreement) equals or exceeds the Base Price, which is equal to the Minimum Price of $1.705 (representing the lower of (a) the official closing price of our Class A Common Stock on Nasdaq on the trading day immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of our Class A Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, as adjusted in accordance with applicable Nasdaq rules) plus an adjustment amount of $0.0738 per share.

Moreover, we may not issue or sell any shares of Class A Common Stock to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other shares of Class A Common Stock then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning more than 4.99% of the outstanding shares of Class A Common Stock (the “Beneficial Ownership Limitation”).

The net proceeds to us from sales that we elect to make to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Class A Common Stock to Roth Principal Investments. We expect that any proceeds received by us from such sales of Class A Common Stock to Roth Principal Investments will be used for working capital and general corporate purposes, which may include expanding our CPG business, opening new restaurants and repaying outstanding debt.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Class A Common Stock after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Class A Common Stock or any securities exercisable, exchangeable or convertible into Class A Common Stock at a future determined price. The foregoing restriction is subject to certain limited exceptions set forth in the Purchase Agreement, including continued sales under the Company’s existing at-the-market offering program with Roth Capital Partners, LLC, subject to the limitations set forth therein.

Roth Principal Investments has agreed that none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments will engage in or effect, directly or indirectly, for Roth Principal Investments’ own account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sales of the Class A Common Stock or hedging transaction that establishes a net short position in the Class A Common Stock during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the Effective Date of the Initial Registration Statement, (ii) the date on which Roth Principal Investments shall have purchased from us under the Purchase Agreement shares of Class A Common Stock for an aggregate gross purchase price of $25,000,000, (iii) the date on which the Class A Common Stock shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such 30th trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement upon five (5) business days’ prior written notice to Roth Principal Investments. The Company will not incur any termination penalty, except that if the Company terminates the Purchase Agreement within 90 days following the Effective Date, the Company will be obligated to pay Roth Principal Investments, in cash within three (3) business days of such termination, the amount, if any, by which $500,000 exceeds the aggregate amount of the Commitment Fee previously withheld by Roth Principal Investments from the purchase prices paid for shares of Class A Common Stock. The Company’s right to terminate is also subject to its having paid all Commitment Fee amounts and legal fee reimbursements then required to be paid to Roth Principal Investments. We and Roth Principal Investments may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither we nor Roth Principal Investments may assign or transfer any of our respective rights or obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or Roth Principal Investments.

As consideration for Roth Principal Investments’ commitment to purchase shares of Class A Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we agreed to pay to Roth Principal Investments a cash “commitment fee” of up to $500,000 (the “Commitment Fee”), which will be satisfied through withholding of 10% from amounts otherwise payable to us for shares of Class A Common Stock purchased pursuant to the Purchase Agreement.

In addition, we have agreed to pay or cause to be paid (a) $50,000 for the fees required to be paid to Digital Offering as the qualified independent underwriter in this offering and (b) $100,000 as reimbursement for the reasonable and documented fees and disbursements of Roth Principal Investments’ legal counsel incurred prior to the date of the Purchase Agreement, for an initial total of $150,000. We have also agreed to reimburse Roth Principal Investments up to $7,500 per fiscal quarter (the “Additional Investor Legal Fee Reimbursement Amount”) for the reasonable and documented fees and disbursements of Roth Principal Investments’ legal counsel in connection with quarterly and annual bring-down due diligence investigations and related matters as contemplated by the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase or Post-Market Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable valuation period on the applicable Purchase Date for such Purchase (as the case may be), as of the date of this prospectus, we cannot determine the actual purchase price per share that Roth Principal Investments will be required to pay for any Purchase Shares that we may elect to sell to Roth Principal Investments under the Purchase Agreement from and after Commencement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to Roth Principal Investments under the Purchase Agreement from and after Commencement. The aggregate market value of our outstanding Class A Common Stock held by non-affiliates is $10,088,145, based on 7,299,135 shares of our Class A Common Stock outstanding on September 29, 2026, of which 5,934,203 shares were held by non-affiliates, and a price of $1.70 per share, the closing price of our Class A Common Stock on September 29, 2026. If all of the 15,000,000 shares of Class A Common Stock offered for resale by Roth Principal Investments under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 67.27% of the total number of outstanding shares of Class A Common Stock and approximately 71.65% of the total number of outstanding shares of Class A Common Stock held by non-affiliates of our company, in each case as of September 29, 2026.

Although the Purchase Agreement provides that we may sell up to $25,000,000 of our Class A Common Stock to Roth Principal Investments, only 15,000,000 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. Assuming a market price of $1.70 per share, representing the closing sale price of our Class A Common Stock on Nasdaq on September 29, 2026, the purchase price payable by Roth Principal Investments, after giving effect to the applicable discount, would be approximately $1.649 per share for Market Open Purchases and Intraday Purchases and approximately $1.615 per share for Pre-Market Purchases and Post-Market Purchases. At those purchase prices, the number of Purchase Shares that are being registered under the registration statement that includes this prospectus would not be sufficient to enable us to receive the full $25,000,000 in aggregate gross proceeds from the sale of such Purchase Shares to Roth Principal Investments under the Purchase Agreement. However, depending on the market prices of our Class A Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Class A Common Stock for resale by Roth Principal

Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $25,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement. Moreover, if we elect to issue and sell to Roth Principal Investments more shares of Class A Common Stock than the Exchange Cap under the Purchase Agreement, we must first obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules, unless the average price for all shares of Class A Common Stock purchased by Roth Principal Investments under the Purchase Agreement equals or exceeds the Base Price (which is equal to the Minimum Price of $1.705 plus an adjustment amount of $0.0738 per share). Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Class A Common Stock in addition to the 15,000,000 shares of Class A Common Stock being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.

Company and Other Information

Our principal executive office is located at 11480 South Street, Suite 205, Cerritos, California 90703. Our telephone number is (562) 356-9929.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we have taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We may take advantage of these exemptions until we are no longer an “emerging growth company.” Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. We may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of our initial public offering (“IPO”) or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if 1) we have more than $1.235 billion in annual revenue, 2) we have more than $700.0 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months) or 3) we issue more than $1.0 billion of non-convertible debt securities over a three-year period.

These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all of these exemptions until such time as we are no longer an emerging growth company.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $250 million. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not applicable to a smaller reporting company.

Available Information

Our main internet address is www.genkoreanbbq.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at www.sec.gov.

THE OFFERING

Issuer	GEN Restaurant Group, Inc.

Shares of Class A Common Stock Being Offered by the Selling Stockholder Pursuant to this Prospectus	Up to 15,000,000 shares of Class A Common Stock that we may sell and issue to Roth Principal Investments from time to time under the Purchase Agreement.

Class A Common Stock Outstanding prior to the Commencement of Sales to Roth Principal Investments of the 15,000,000 Shares covered by this Prospectus(1)	7,299,135 shares of Class A Common Stock

Terms of the Offering	The Selling Stockholder will determine when and how it will sell the shares of Class A Common Stock offered in this prospectus, as described in the “Plan of Distribution (Conflict of Interest).” The Selling Stockholder will be able to sell all of its shares for so long as the registration statement of which this prospectus forms a part is available for use.

Use of Proceeds	We will not receive any proceeds from the sale of shares of our Class A Common Stock by Roth Principal Investments pursuant to this prospectus. All proceeds from the sale of the shares of Class A Common Stock will be for the account of the Selling Stockholder. We may receive up to $25,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales of shares of our Class A Common Stock we make to Roth Principal Investments pursuant to the Purchase Agreement after the Commencement. We intend to use any net proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes, which may include expanding our CPG business, opening new restaurants and repaying outstanding debt. It is possible that we will not issue any shares under the Purchase Agreement. See “Use of Proceeds” on page 37 of this prospectus for more information.

Conflict of Interest	Roth Principal Investments is an affiliate of Roth Capital Partners, LLC (“RCP”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). RCP will act as an executing broker that will effectuate resales of our Class A Common Stock that may be acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering.

Because Roth Principal Investments will receive all the net proceeds from such resales of our Class A Common Stock made to the public through RCP, RCP is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Digital Offering, LLC, a registered broker-dealer and FINRA member, to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto.

We have agreed to pay Digital Offering a cash fee of $50,000 as consideration for its services in connection with acting as the qualified independent underwriter in this offering. Digital Offering will receive no other compensation for acting as the qualified independent underwriter in this offering.

In accordance with FINRA Rule 5121, RCP is not permitted to sell shares of our Class A Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Plan of Distribution (Conflict of Interest).”

Risk Factors	An investment in our Class A Common Stock involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page 15 of this prospectus before making an investment in our Class A Common Stock.

Stock Exchange Listing	Our Class A Common Stock is listed and traded on the Nasdaq Global Market under the symbol “GENK”.

(1)	The number of shares of Class A Common Stock is based on 7,299,135 shares of our Class A Common Stock outstanding as of September 29, 2026, and excludes:

•	696,000 shares of Class A Common Stock issuable upon the vesting of restricted stock units (“RSUs”) outstanding under our 2023 Equity Incentive Plan (our “2023 Plan”);

•	26,599,810 shares of our Class A Common Stock issuable upon the exchange of issued and outstanding Class B common stock.

•	372,600 shares of Class A Common Stock issuable upon the exercise of warrants outstanding, at a weighted-average exercise price of $12 per share; and

•

2,872,848 shares of Class A Common Stock available for future issuance under our 2023 Plan, as well as any automatic increases in the number of shares of Class A Common Stock reserved for future issuance under our 2023 Plan.

Except as otherwise indicated, all information in this prospectus assumes no vesting of outstanding RSUs, no exercise of outstanding warrants, and no issuance of additional securities under the 2023 Plan.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of the federal securities laws and which are subject to certain risks, trends and uncertainties. We use words such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and other similar expressions, or the negative of these terms, to identify forward-looking statements, but not all forward-looking statements include these words. All statements contained in this prospectus and the documents we incorporate by reference other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. You should not rely on forward-looking statements as predictions of future events. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations. Accordingly, any such statements are qualified in their entirety by reference to the information described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, under “Part II, Item 1A-Risk Factors” in our Quarterly Reports on Form 10-Q, and elsewhere in this prospectus, including the documents that we incorporate by reference.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements. We believe these factors include, but are not limited to, the following:

•	our ability to increase comparable restaurant sales and average unit volumes;

•	our ability to expand in existing and new markets;

•	our projected growth in the number of restaurants;

•	our ability to successfully execute our strategic transition toward our CPG business and to expand our CPG distribution;

•	macroeconomic conditions and other economic factors;

•	our ability to compete with many other restaurants;

•	our reliance on vendors, suppliers, and distributors;

•	concerns regarding food safety and food-borne illness;

•	changes in food and supply costs, including the impact of inflation and tariffs;

•	changes in consumer preferences and the level of acceptance of our restaurant concept in new markets;

•	minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs;

•	the failure of our information technology systems or the breach of our network security;

•	the loss of key members of our management team;

•	the impact of our UP-C structure;

•	the impact of governmental laws and regulations;

•	our ability to expand our ready-to-cook product offerings;

•	volatility in the price of our Class A Common Stock; and

•	other factors and assumptions discussed in this prospectus under “Risk Factors,” and elsewhere in this prospectus or the documents that we incorporate by reference herein.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus which may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

RISK FACTORS

An investment in our Class A Common Stock involves a high degree of risk. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. Before making an investment decision, you should carefully consider the risks described below, as well as the risks described under the caption “Risk Factors” in our Annual Report on Form  10-K for the year ended December 31, 2025 and in our Quarterly Reports on Form 10-Q for the quarters ended March  31, 2026 and June 30, 2026, and in the other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which we have incorporated herein by reference. The impacts of the contingencies contemplated by these risks could materially adversely affect our business, financial condition or results of operations. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements,” where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

Risks Related to this Offering and Ownership of Our Class A Common Stock

The sale or issuance of our Class A Common Stock to Roth Principal Investments may cause dilution and the sale of the shares of Class A Common Stock acquired by Roth Principal Investments, or the perception that such sales may occur, could cause the price of our Class A Common Stock to decrease.

On September 29, 2026, we entered into the Purchase Agreement with Roth Principal Investments, pursuant to which Roth Principal Investments has committed to purchase up to $25,000,000 of our Class A Common Stock.

The shares of our Class A Common Stock that may be issued under the Purchase Agreement may be sold by us to Roth Principal Investments at our discretion from time to time during the period beginning on the Commencement Date and ending on the first day of the month next following the 36-month anniversary of the Effective Date of the Initial Registration Statement (unless the Purchase Agreement is earlier terminated). The per share purchase price for shares that we may sell to Roth Principal Investments under the Purchase Agreement will be based on the VWAP of our Class A Common Stock during the applicable purchase period, less a discount of 3% for Market Open Purchases and Intraday Purchases, and 5% for Pre-Market Purchases and Post-Market Purchases. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Class A Common Stock to decrease.

We have the right to control the timing and amount of any future sales of our shares to Roth Principal Investments, subject to certain limitations set forth in the Purchase Agreement. Sales of our Class A Common Stock, if any, to Roth Principal Investments will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of the additional shares of our Class A Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell additional shares to Roth Principal Investments, after Roth Principal Investments has acquired the shares, Roth Principal Investments may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Roth Principal Investments by us could result in substantial dilution to the interests of other holders of our Class A Common Stock. Additionally, the sale of a substantial number of shares of our Class A Common Stock to Roth Principal Investments, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct Roth Principal Investments to purchase up to $25,000,000 worth of shares of our Class A Common Stock under the Purchase Agreement during the period beginning on the Commencement Date and ending on the first day of the month next following the 36-month anniversary of the Effective Date of the Initial Registration Statement (unless the Purchase Agreement is earlier terminated) pursuant to purchase notices that we deliver to Roth Principal Investments under the Purchase Agreement. Assuming that (i) an average purchase price of $1.70 per share (after giving effect to the applicable discount, and equal to the closing sale price of the Class A Common Stock on September 29, 2026) and (ii) the Exchange Cap does not apply, and without regard for the Beneficial Ownership Limitation, full utilization of the $25,000,000 aggregate purchase commitment would result in the purchase of approximately 14,705,882 shares, and gross proceeds to us would be approximately $25,000,000.

The extent to which we rely on Roth Principal Investments as a source of funding will depend on a number of factors including the prevailing market price of our Class A Common Stock and the extent to which we are able to secure financing from other sources. If obtaining sufficient financing from Roth Principal Investments were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our financing needs. Even if we sell all of the $25,000,000 maximum aggregate purchase commitment under the Purchase Agreement to Roth Principal Investments, we may still need additional capital to finance our future working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our Class A Common Stock could be reduced. A financing could involve one or more types of securities including Class A Common Stock, convertible debt or warrants to acquire Class A Common Stock. These securities could be issued at or below the then prevailing market price for our Class A Common Stock. We are also authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our Class A Common Stock, the market price of our Class A Common Stock could be negatively impacted.

Should the financing we require to fund our operations be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to Roth Principal Investments, or the actual gross proceeds resulting from those sales.

On September 29, 2026, we entered into the Purchase Agreement with Roth Principal Investments, pursuant to which Roth Principal Investments has committed to purchase up to $25,000,000 of shares of our Class A Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Class A Common Stock that may be issued under the Purchase Agreement may be sold by us to Roth Principal Investments at our discretion from time to time during the Commitment Period. However, we may not direct Roth Principal Investments to purchase any shares of our Class A Common Stock on any trading day on which the closing sale price of our Class A Common Stock on the trading day immediately prior to such trading day is less than the Threshold Price of $1.00.

We generally have the right to control the timing and amount of any sales of our shares of Class A Common Stock to Roth Principal Investments under the Purchase Agreement. Sales of our Class A Common Stock, if any, to Roth Principal Investments under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of the shares of our Class A Common Stock that may be available for us to sell to Roth Principal Investments pursuant to the Purchase Agreement.

Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Market Open Purchase or Intraday Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable Market Open Purchase Valuation Period or

Intraday Purchase Valuation Period, respectively, on the applicable Purchase Date for such Market Open Purchase or Intraday Purchase (as the case may be), as of the date of this prospectus, it is not possible for us to predict the number of shares of Class A Common Stock that we will sell to Roth Principal Investments as Purchase Shares under the Purchase Agreement, the purchase price per share that Roth Principal Investments will pay for Purchase Shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Roth Principal Investments under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to $25,000,000 of our Class A Common Stock to Roth Principal Investments, only 15,000,000 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. Assuming a market price of $1.70 per share, representing the closing sale price of our Class A Common Stock on Nasdaq on September 29, 2026, the purchase price payable by Roth Principal Investments, after giving effect to the applicable discount, would be approximately $1.649 per share for Market Open Purchases and Intraday Purchases and approximately $1.615 per share for Pre-Market Purchases and Post-Market Purchases. At those purchase prices, the number of Purchase Shares that are being registered under the registration statement that includes this prospectus would not be sufficient to enable us to receive the full $25,000,000 in aggregate gross proceeds from the sale of such Purchase Shares to Roth Principal Investments under the Purchase Agreement. However, depending on the market prices of our Class A Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Class A Common Stock for resale by Roth Principal Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $25,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.

Moreover, we may not issue or sell any shares of our Class A Common Stock to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other shares of Class A Common Stock then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning more than 4.99% of the outstanding shares of our Class A Common Stock. In addition, if we elect to issue and sell to Roth Principal Investments more shares of Class A Common Stock than the Exchange Cap under the Purchase Agreement, we must first obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules, unless the average price for all shares of Class A Common Stock purchased by Roth Principal Investments under the Purchase Agreement equals or exceeds the Base Price (which is equal to the Minimum Price of $1.705 plus an adjustment amount of $0.0738 per share). Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Class A Common Stock in addition to the 15,000,000 shares of Class A Common Stock being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders. The number of shares of Class A Common Stock ultimately offered for resale by Roth Principal Investments through this prospectus is dependent upon the number of shares of Class A Common Stock, if any, we elect to sell to Roth Principal Investments under the Purchase Agreement from and after the Commencement Date.

The Class A Common Stock being registered in this prospectus represents a substantial percentage of our public float and of our outstanding Class A Common Stock, and the sale of such shares could cause the market price of Class A Common Stock to decline significantly.

The Class A Common Stock being registered pursuant to this prospectus represents a substantial percentage of our public float and of our outstanding Class A Common Stock. The number of shares being registered in this prospectus represents approximately 205.50% of the total Class A Common Stock outstanding as of September 29, 2026, which was 7,299,135 shares of Class A Common Stock. The aggregate market value of our outstanding Class A Common Stock held by non-affiliates is $10,088,145, based on 7,299,135 shares of our Class A Common Stock outstanding on September 29, 2026, of which 5,934,203 shares were held by non-affiliates, and a price of $1.70 per share, the closing price of our Class A Common Stock on September 29, 2026. If all of the

15,000,000 shares of Class A Common Stock offered for resale by Roth Principal Investments under this prospectus were issued and outstanding, such shares would represent approximately 67.27% of the total number of outstanding shares of Class A Common Stock and approximately 71.65% of the total number of outstanding shares of Class A Common Stock held by non-affiliates of our company, in each case as of September 29, 2026. The sale of the securities being registered in this prospectus, or the perception in the market that such sales may occur, could result in a significant decline in the public trading price of our Class A Common Stock.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Roth Principal Investments. If and when we do elect to sell shares of our Class A Common Stock to Roth Principal Investments pursuant to the Purchase Agreement, after Roth Principal Investments has acquired such shares, Roth Principal Investments may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Roth Principal Investments in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Roth Principal Investments in this offering as a result of future sales made by us to Roth Principal Investments at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Roth Principal Investments under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Roth Principal Investments may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of Class A Common Stock to Roth Principal Investments, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We will not receive any proceeds from the resale of shares of our Class A Common Stock by the Selling Stockholder. However, our management will have broad discretion as to the use of the net proceeds from our sale of shares of Class A Common Stock to Roth Principal Investments, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used as you may deem to be appropriate. It is possible that, pending their use, we may invest those net proceeds in a manner that may not yield a favorable, or any, return for us. The manner in which our management uses such funds could have a material adverse effect on our business, financial condition, operating results and cash flows.

The Selling Stockholder will pay less than the then-prevailing market price for our shares of Class A Common Stock, which could cause the price of our Class A Common Stock to decline.

The purchase price of our Class A Common Stock to be sold to Roth Principal Investments under the Purchase Agreement is derived from the market price of our Class A Common Stock on Nasdaq. Class A Common Stock to be sold to Roth Principal Investments pursuant to the Purchase Agreement will be purchased at a discounted price based on VWAP during the applicable purchase period. The discount is 3% for Market Open Purchases and Intraday Purchases, and 5% for Pre-Market Purchases and Post-Market Purchases. In addition, we are obligated to pay Roth Principal Investments a Commitment Fee of up to $500,000, which will be satisfied through withholding of 10% from amounts otherwise payable to us for shares purchased. See the section entitled “The Committed Equity Facility” for more information.

The Selling Stockholder may sell the shares it receives immediately after receipt of such shares, which may be prior to final determination of the purchase price for such shares and could cause the price of our Class A

Common Stock to decrease. If the price of our Class A Common Stock declines, then Roth Principal Investments may pay a lower purchase price for such shares.

Roth Principal Investments has agreed that none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments will engage in or effect, directly or indirectly, for Roth Principal Investments’ own account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sales of the Class A Common Stock or hedging transaction that establishes a net short position with respect to the Class A Common Stock during the term of the Purchase Agreement.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Class A Common Stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts covering us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. In addition, if one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

THE COMMITTED EQUITY FACILITY

On September 29, 2026, we entered into the Purchase Agreement and the Registration Rights Agreement with Roth Principal Investments. Upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, from and after the Commencement Date, we will have the right, in our sole discretion, to sell to Roth Principal Investments up to $25,000,000 of shares of our Class A Common Stock, subject to certain limitations set forth in the Purchase Agreement, from time to time after the date of this prospectus and during the term of the Purchase Agreement. Sales of Class A Common Stock by us to Roth Principal Investments under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to Roth Principal Investments under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by Roth Principal Investments of up to 15,000,000 Purchase Shares that we may, in our sole discretion, elect to sell to Roth Principal Investments, from time to time from and after the Commencement Date pursuant to the Purchase Agreement.

We do not have the right to commence any sales of our Class A Common Stock to Roth Principal Investments under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to Roth Principal Investments’ purchase obligation set forth in the Purchase Agreement have initially been satisfied, none of which are in Roth Principal Investments’ control, including that the registration statement that includes this prospectus shall have been declared effective by the SEC and the final form of this prospectus shall have been filed with the SEC. From and after the Commencement Date, we have the right, but not the obligation, from time to time at our sole discretion until the first day of the month next following the 36-month anniversary of the Effective Date of the Initial Registration Statement (unless the Purchase Agreement is earlier terminated), to direct Roth Principal Investments to purchase up to a specified maximum amount of shares of Class A Common Stock in one or more Market Open Purchases, Intraday Purchases, Pre-Market Purchases and/or Post-Market Purchases as set forth in the Purchase Agreement, by timely delivering a written Purchase Notice for each such Purchase to Roth Principal Investments in accordance with the Purchase Agreement on any trading day we select as the Purchase Date therefor, so long as (i) the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Class A Common Stock subject to all prior purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable purchase share delivery dates for such prior purchases, in accordance with and in the manner set forth in the Purchase Agreement.

From and after Commencement, the Company will control the timing and amount of any sales of Class A Common Stock to Roth Principal Investments. Actual sales of shares of our Class A Common Stock to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Class A Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.

Under the applicable Nasdaq rules, in no event may we issue to Roth Principal Investments under the Purchase Agreement shares of Class A Common Stock in excess of the Exchange Cap (or 6,776,399 shares of Class A Common Stock), unless (i) we obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price for all shares of Class A Common Stock purchased by Roth Principal Investments under the Purchase Agreement (calculated by dividing the aggregate gross purchase price paid by Roth Principal Investments for all such shares by the aggregate number of shares issued under the Purchase Agreement) equals or exceeds the Base Price, which is equal to the Minimum Price plus an adjustment amount of $0.0738 per share.

Moreover, we may not issue or sell any shares of Class A Common Stock to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other shares of Class A Common Stock then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the

Exchange Act and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning shares of Class A Common Stock in excess of the 4.99% Beneficial Ownership Limitation.

The net proceeds to us from sales that we elect to make to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our Class A Common Stock to Roth Principal Investments. We expect that any proceeds received by us from such sales to Roth Principal Investments will be used for working capital and general corporate purposes, which may include expanding our CPG business, opening new restaurants and repaying outstanding debt.

Neither we nor Roth Principal Investments may assign or transfer any of our respective rights or obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or Roth Principal Investments.

As consideration for Roth Principal Investments’ commitment to purchase shares of Class A Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, Roth Principal Investments will withhold an amount in cash equal to ten percent (10%) from the purchase price payable by Roth Principal Investments to the Company for shares of Class A Common Stock purchased in each Market Open Purchase, Intraday Purchase, Pre-Market Purchase and/or Post-Market Purchase, until the aggregate amount withheld equals $500,000, representing the maximum aggregate Commitment Fee that may be earned by and paid to Roth Principal Investments pursuant to the Purchase Agreement. If the aggregate withholdings total less than $500,000, Roth Principal Investments will be entitled to such lesser amount only and we will have no obligation in respect of the difference, except that if the Company terminates the Purchase Agreement within 90 days following the Effective Date, the Company will be obligated to pay Roth Principal Investments, in cash within three (3) business days of such termination, the amount, if any, by which $500,000 exceeds the aggregate amount of the Commitment Fee previously withheld by Roth Principal Investments from the purchase prices paid for shares of Class A Common Stock.

In addition, we have agreed to pay or cause to be paid (a) $50,000 for the fees required to be paid to Digital Offering as the qualified independent underwriter in this offering and (b) $100,000 as reimbursement for the reasonable and documented fees and disbursements of Roth Principal Investments’ legal counsel incurred prior to the date of the Purchase Agreement, for an initial total of $150,000. We have also agreed to reimburse Roth Principal Investments the Additional Investor Legal Fee Reimbursement Amount of up to $7,500 per fiscal quarter for the reasonable and documented fees and disbursements of Roth Principal Investments’ legal counsel in connection with quarterly and annual bring-down due diligence investigations and related matters as contemplated by the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

Purchases of Class A Common Stock Under the Purchase Agreement

Market Open Purchases

From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion until the first day of the month next following the 36-month anniversary of the Effective Date of the Initial Registration Statement (unless the Purchase Agreement is earlier terminated), to direct Roth Principal Investments to purchase a specified number of shares of Class A Common Stock, not to exceed the applicable Market Open Purchase Maximum Amount, in a Market Open Purchase under the Purchase Agreement, by timely delivering a written Market Open Purchase Notice to Roth Principal Investments, prior to

9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such Market Open Purchase, so long as:

•	the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

•

all shares of Class A Common Stock subject to all prior purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable purchase share delivery dates for such prior purchases, in accordance with and in the manner set forth in the Purchase Agreement.

The Market Open Purchase Maximum Amount applicable to such Market Open Purchase will be equal to the lesser of:

•	two (2) million shares of Class A Common Stock; and

•

the Market Open Purchase Percentage (as specified in the applicable Market Open Purchase Notice for such Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Market Open Purchase Valuation Period for such Market Open Purchase.

The actual number of shares of Class A Common Stock that Roth Principal Investments will be required to purchase in a Market Open Purchase, which we refer to as the Market Open Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Market Open Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Market Open Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that Roth Principal Investments will be required to pay for the Market Open Purchase Share Amount in a Market Open Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to the VWAP of our Class A Common Stock for the applicable Market Open Purchase Valuation Period on the Purchase Date for such Market Open Purchase, less a fixed 3.0% discount to the VWAP for such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement). The Market Open Purchase Valuation Period for a Market Open Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and ending at the earliest to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;

•

such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Market Open Purchase Valuation Period reaches the applicable Market Open Purchase Share Volume Maximum for such Market Open Purchase, which will be determined by dividing (a) the applicable Market Open Purchase Share Amount for such Market Open Purchase, by (b) the Market Open Purchase Percentage we specified in the applicable Market Open Purchase Notice for such Market Open Purchase); and

•

if we further specify in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Discontinue Election shall apply to such Market Open Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

Under the Purchase Agreement, for purposes of calculating the volume of shares of Class A Common Stock traded during a Market Open Purchase Valuation Period, including for purposes of determining whether the applicable Market Open Purchase Share Volume Maximum for a Market Open Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Market Open Purchase

Valuation Period, and to the extent that we specify in the applicable Market Open Purchase Notice that the Limit Order Discontinue Election will apply, the following transactions, to the extent they occur during such Market Open Purchase Valuation Period, shall be excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Market Open Purchase, and (z) if we have specified in the applicable Market Open Purchase Notice for such Market Open Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Market Open Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Market Open Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Market Open Purchase.

Intraday Purchases

In addition to the Market Open Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to make Intraday Purchases (whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Intraday Purchase Maximum Amount, in an Intraday Purchase under the Purchase Agreement, by timely delivering a written Intraday Purchase Notice to Roth Principal Investments, after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date if applicable, have ended), and prior to 2:00 p.m., New York City time, on such Purchase Date, so long as:

•	the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

•

all shares of Class A Common Stock subject to all prior purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable purchase share delivery dates for such prior purchases, in accordance with and in the manner set forth in the Purchase Agreement.

The Intraday Purchase Maximum Amount applicable to such Intraday Purchase will be equal to the lesser of:

•	two (2) million shares of Class A Common Stock; and

•

the Intraday Purchase Percentage (as specified by us in the applicable Intraday Purchase Notice for such Intraday Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

The actual number of shares of Class A Common Stock that Roth Principal Investments will be required to purchase in an Intraday Purchase, which we refer to as the Intraday Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Intraday Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Intraday Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that Roth Principal Investments will be required to pay for the Intraday Purchase Share Amount in an Intraday Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same 3.0% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase as described above), provided that the VWAP used to determine the purchase price for the Intraday Purchase Share Amount to be purchased in an Intraday Purchase will be equal to the VWAP for the applicable Intraday Purchase Valuation

Period on the Purchase Date for such Intraday Purchase. The Intraday Purchase Valuation Period for an Intraday Purchase is defined in the Purchase Agreement as the period during the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:

•	such time of confirmation of Roth Principal Investments’ receipt of the applicable Intraday Purchase Notice;

•	such time that the Market Open Purchase Valuation Period for any prior Market Open Purchase effected on the same Purchase Date (if any) has ended; and

•	such time that the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date (if any) has ended,

•	and ending at the earliest to occur of:

•	3:59 p.m., New York City time, on such Purchase Date or such earlier time publicly announced by the trading market as the official close of the regular trading session on such Purchase Date;

•

such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Intraday Purchase Valuation Period reaches the applicable Intraday Purchase Share Volume Maximum for such Intraday Purchase, which will be determined by dividing (a) the applicable Intraday Purchase Share Amount for such Intraday Purchase, by (b) the Intraday Purchase Percentage we specified in the applicable Intraday Purchase Notice for determining the applicable Intraday Purchase Share Amount for such Intraday Purchase; and

•

if we further specify Limit Order Discontinue Election in the applicable Intraday Purchase Notice for such Intraday Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

As with Market Open Purchases, for purposes of calculating the volume of shares of Class A Common Stock traded during an Intraday Purchase Valuation Period, including for purposes of determining whether the applicable Intraday Purchase Share Volume Maximum for an Intraday Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Intraday Purchase Valuation Period, the following transactions, to the extent they occur during such Intraday Purchase Valuation Period, are excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Intraday Purchase, and (z) if we have specified in the applicable Intraday Purchase Notice for such Intraday Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Intraday Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Intraday Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Intraday Purchase.

We may, in our sole discretion, timely deliver multiple Intraday Purchase Notices to Roth Principal Investments prior to 2:00 p.m., New York City time, on a single Purchase Date to effect multiple Intraday Purchases on such same Purchase Date, provided that the Market Open Purchase Valuation Period for any earlier Market Open Purchase effected on the same Purchase Date (as applicable) and the Intraday Purchase Valuation Period for the most recent prior Intraday Purchase effected on the same Purchase Date have ended prior to 2:00 p.m., New York City time, on such Purchase Date, and so long as all shares of Class A Common Stock subject to all prior purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable purchase share delivery dates for such prior purchases, in accordance with and in the manner set forth in the Purchase Agreement.

The terms and limitations that will apply to each subsequent additional Intraday Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Market Open Purchase (as applicable) and any earlier Intraday Purchase effected on the same Purchase Date as such subsequent additional Intraday Purchase, and the per share purchase price for the shares of Class A Common Stock that we elect to sell to Roth Principal Investments in each subsequent additional Intraday Purchase effected on the same Purchase Date as an earlier Market Open Purchase (as applicable) and/or earlier Intraday Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Market Open Purchase (as applicable) and such earlier Intraday Purchase(s) effected on the same Purchase Date as such subsequent additional Intraday Purchase, with the exception that the Intraday Purchase Valuation Period for each subsequent additional Intraday Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

Pre-Market Purchases

In addition to the Market Open Purchases and Intraday Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to make Pre-Market Purchases (whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Pre-Market Purchase Maximum Amount, in a Pre-Market Purchase under the Purchase Agreement, by timely delivering a written Pre-Market Purchase Notice to Roth Principal Investments, after 7:00 a.m., New York City time (and after the Pre-Market Purchase Valuation Period for the most recent prior Pre-Market Purchase effected on the same Purchase Date if applicable, has ended), and prior to 8:30 a.m., New York City time, on such Purchase Date, so long as:

•	the closing sale price of our Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price; and

•

all shares of Class A Common Stock subject to all prior purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable purchase share delivery dates for such prior purchases, in accordance with and in the manner set forth in the Purchase Agreement.

•	The Pre-Market Purchase Maximum Amount applicable to such Pre-Market Purchase will be equal to the lesser of:

•	one (1) million shares of Class A Common Stock; and

•

the Pre-Market Purchase Percentage (as specified by us in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Pre-Market Purchase Valuation Period for such Pre-Market Purchase.

The actual number of shares of Class A Common Stock that Roth Principal Investments will be required to purchase in a Pre-Market Purchase, which we refer to as the Pre-Market Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Pre-Market Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Pre-Market Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that Roth Principal Investments will be required to pay for the Pre-Market Purchase Share Amount in a Pre-Market Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in a similar manner as in the case of a Market Open Purchase, except that the discount to the applicable VWAP is 5.0%, provided that the VWAP used to determine the purchase price for the Pre-Market Purchase Share Amount to be purchased in a Pre-Market Purchase will be equal to the VWAP for the applicable

Pre-Market Purchase Valuation Period on the Purchase Date for such Pre-Market Purchase. The Pre-Market Purchase Valuation Period for a Pre-Market Purchase is defined in the Purchase Agreement as the period prior to the official open of the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:

•	such time of confirmation of Roth Principal Investments’ receipt of the applicable Pre-Market Purchase Notice; and

•	such time that the Pre-Market Purchase Valuation Period for the most recent prior Pre-Market Purchase effected on the same Purchase Date (if any) has ended,

•	and ending at the earliest to occur of:

•	9:10 a.m., New York City time, on such Purchase Date;

•

such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Pre-Market Purchase Valuation Period reaches the applicable Pre-Market Purchase Share Volume Maximum for such Pre-Market Purchase, which will be determined by dividing (a) the applicable Pre-Market Purchase Share Amount for such Pre-Market Purchase, by (b) the Pre-Market Purchase Percentage we specified in the applicable Pre-Market Purchase Notice for determining the applicable Pre-Market Purchase Share Amount for such Pre-Market Purchase; and

•

if we further specify Limit Order Discontinue Election in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Pre-Market Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

As with Market Open Purchases, for purposes of calculating the volume of shares of Class A Common Stock traded during a Pre-Market Purchase Valuation Period, including for purposes of determining whether the applicable Pre-Market Purchase Share Volume Maximum for a Pre-Market Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Pre-Market Purchase Valuation Period, the following transactions, to the extent they occur during such Pre-Market Purchase Valuation Period, are excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Pre-Market Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Pre-Market Purchase, and (z) if we have specified in the applicable Pre-Market Purchase Notice for such Pre-Market Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Pre-Market Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Pre-Market Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Pre-Market Purchase.

We may, in our sole discretion, timely deliver multiple Pre-Market Purchase Notices to Roth Principal Investments prior to 8:30 a.m., New York City time, on a single Purchase Date to effect multiple Pre-Market Purchases on such same Purchase Date, provided that the Pre-Market Purchase Valuation Period for the most recent prior Pre-Market Purchase effected on the same Purchase Date has ended prior to 8:30 a.m., New York City time, on such Purchase Date, and so long as all shares of Class A Common Stock subject to all prior purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable purchase share delivery dates for such prior purchases, in accordance with and in the manner set forth in the Purchase Agreement.

The terms and limitations that will apply to each subsequent additional Pre-Market Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Pre-Market Purchase effected on the same Purchase Date as such subsequent additional Pre-Market Purchase, and the per share purchase price for the shares of Class A Common Stock that we elect to sell to Roth Principal Investments in each subsequent additional Pre-Market Purchase effected on the same Purchase Date as an earlier Pre-Market Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Pre-Market Purchase(s) effected on the same Purchase Date as such subsequent additional Pre-Market Purchase, with the exception that the Pre-Market Purchase Valuation Period for each subsequent additional Pre-Market Purchase will begin and end at different times (and may vary in duration) prior to the official open of the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

Post-Market Purchases

In addition to the Market Open Purchases, Intraday Purchases and Pre-Market Purchases described above, from and after the Commencement Date, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct Roth Principal Investments to make Post-Market Purchases (whether or not a Market Open Purchase is effected on such Purchase Date), not to exceed the applicable Post-Market Purchase Maximum Amount, in a Post-Market Purchase under the Purchase Agreement, by timely delivering a written Post-Market Purchase Notice to Roth Principal Investments, after 4:05 p.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Post-Market Purchase Valuation Period for the most recent prior Post-Market Purchase effected on the same Purchase Date if applicable, have ended), and prior to 5:00 p.m., New York City time, on such Purchase Date, so long as:

•	the closing sale price of our Class A Common Stock on such Purchase Date is not less than the Threshold Price; and

•

all shares of Class A Common Stock subject to all prior purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable purchase share delivery dates for such prior purchases, in accordance with and in the manner set forth in the Purchase Agreement.

The Post-Market Purchase Maximum Amount applicable to such Post-Market Purchase will be equal to the lesser of:

•	one (1) million shares of Class A Common Stock; and

•

the Post-Market Purchase Percentage (as specified by us in the applicable Post-Market Purchase Notice for such Post-Market Purchase) of the total aggregate number (or volume) of shares of our Class A Common Stock traded on Nasdaq during the applicable Post-Market Purchase Valuation Period for such Post-Market Purchase.

The actual number of shares of Class A Common Stock that Roth Principal Investments will be required to purchase in a Post-Market Purchase, which we refer to as the Post-Market Purchase Share Amount, will be equal to the number of shares that we specify in the applicable Post-Market Purchase Notice, subject to adjustment to the extent necessary to give effect to the applicable Post-Market Purchase Maximum Amount and other applicable limitations set forth in the Purchase Agreement, including the Beneficial Ownership Limitation and, if then applicable, the Exchange Cap.

The per share purchase price that Roth Principal Investments will be required to pay for the Post-Market Purchase Share Amount in a Post-Market Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in a similar manner as in the case of a Market Open Purchase, except that the discount to the applicable VWAP is 5.0%, provided that the VWAP used to determine the purchase price for the Post-Market Purchase Share Amount to be purchased in a Post-Market Purchase will be equal to the VWAP for the applicable Post-Market Purchase Valuation Period on the Purchase Date for such Post-Market Purchase. The Post-Market Purchase Valuation Period for a Post-Market Purchase is defined in the Purchase Agreement as the period after the official close of the regular trading session on Nasdaq on such Purchase Date, beginning at the latest to occur of:

•	such time of confirmation of Roth Principal Investments’ receipt of the applicable Post-Market Purchase Notice;

•	such time that the Market Open Purchase Valuation Period for any prior Market Open Purchase effected on the same Purchase Date (if any) has ended; and

•	such time that the Post-Market Purchase Valuation Period for the most recent prior Post-Market Purchase effected on the same Purchase Date (if any) has ended,

•	and ending at the earliest to occur of:

•	6:00 p.m., New York City time, on such Purchase Date;

•

such time that the total aggregate number (or volume) of shares of Class A Common Stock traded on Nasdaq during such Post-Market Purchase Valuation Period reaches the applicable Post-Market Purchase Share Volume Maximum for such Post-Market Purchase, which will be determined by dividing (a) the applicable Post-Market Purchase Share Amount for such Post-Market Purchase, by (b) the Post-Market Purchase Percentage we specified in the applicable Post-Market Purchase Notice for determining the applicable Post-Market Purchase Share Amount for such Post-Market Purchase; and

•

if we further specify Limit Order Discontinue Election in the applicable Post-Market Purchase Notice for such Post-Market Purchase, such time that the trading price of our Class A Common Stock on Nasdaq during such Post-Market Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable Minimum Price Threshold.

As with Market Open Purchases, for purposes of calculating the volume of shares of Class A Common Stock traded during a Post-Market Purchase Valuation Period, including for purposes of determining whether the applicable Post-Market Purchase Share Volume Maximum for a Post-Market Purchase has been reached, for purposes of calculating the VWAP of our Class A Common Stock for the applicable Post-Market Purchase Valuation Period, the following transactions, to the extent they occur during such Post-Market Purchase Valuation Period, are excluded: (x) the opening or first purchase of Class A Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such Post-Market Purchase, (y) the last or closing sale of Class A Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such Post-Market Purchase, and (z) if we have specified in the applicable Post-Market Purchase Notice for such Post-Market Purchase that a Limit Order Continue Election, rather than a Limit Order Discontinue Election, shall apply to such Post-Market Purchase, all purchases and sales of Class A Common Stock on Nasdaq during such Post-Market Purchase Valuation Period at a price per share that is less than the applicable Minimum Price Threshold for such Post-Market Purchase.

We may, in our sole discretion, timely deliver multiple Post-Market Purchase Notices to Roth Principal Investments prior to 5:00 p.m., New York City time, on a single Purchase Date to effect multiple Post-Market Purchases on such same Purchase Date, provided that the Market Open Purchase Valuation Period for any earlier Market Open Purchase effected on the same Purchase Date (as applicable) and the Post-Market Purchase Valuation Period for the most recent prior Post-Market Purchase effected on the same Purchase Date have ended prior to 5:00 p.m., New York City time, on such Purchase Date, and so long as all shares of Class A Common Stock subject to all prior purchases effected by us under the Purchase Agreement on or before the trading day immediately preceding such Purchase Date have been timely received by Roth Principal Investments on the applicable purchase share delivery dates for such prior purchases, in accordance with and in the manner set forth in the Purchase Agreement.

The terms and limitations that will apply to each subsequent additional Post-Market Purchase effected on the same Purchase Date will be the same as those applicable to any earlier Market Open Purchase (as applicable)

and any earlier Post-Market Purchase effected on the same Purchase Date as such subsequent additional Post-Market Purchase, and the per share purchase price for the shares of Class A Common Stock that we elect to sell to Roth Principal Investments in each subsequent additional Post-Market Purchase effected on the same Purchase Date as an earlier Market Open Purchase (as applicable) and/or earlier Post-Market Purchase(s) effected on such Purchase Date will be calculated in the same manner as in the case of such earlier Market Open Purchase (as applicable) and such earlier Post-Market Purchase(s) effected on the same Purchase Date as such subsequent additional Post-Market Purchase, with the exception that the Post-Market Purchase Valuation Period for each subsequent additional Post-Market Purchase will begin and end at different times (and may vary in duration) after the official close of the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

In the case of all Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Class A Common Stock to be purchased by Roth Principal Investments in a Purchase, or in determining the applicable maximum purchase share amounts or applicable volume or minimum price threshold in connection with any such Purchase, in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or minimum price thresholds.

Under the Purchase Agreement, we are required to deliver the shares of Class A Common Stock purchased by Roth Principal Investments in each Purchase, not later than 10:00 a.m., New York City time, on the trading day immediately following the applicable Purchase Date (which we refer to as the “Purchase Share Delivery Date”). Roth Principal Investments is required to pay us the aggregate purchase price for such shares (less any portion of the Commitment Fee withheld from such purchase price), by wire transfer of immediately available funds, not later than 5:00 p.m., New York City time, on the trading day immediately following the applicable Purchase Share Delivery Date, provided that Roth Principal Investments has timely received all of such shares on the Purchase Share Delivery Date. If any of such shares are received by Roth Principal Investments after 1:00 p.m., New York City time, payment may be made not later than 5:00 p.m., New York City time, on the trading day immediately following the trading day on which Roth Principal Investments receives all of such shares.

Conditions Precedent to Commencement and Each Purchase

Roth Principal Investments’ obligation to accept Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Class A Common Stock in Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “Purchase Condition Satisfaction Time” (as such term is defined in the Purchase Agreement) on the applicable Purchase Date for each Purchase after the Commencement Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of Roth Principal Investments’ control, which conditions include the following:

•	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

•

the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•

the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and Roth Principal Investments being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Class A Common Stock included in this prospectus (and included in any such additional prospectuses);

•

the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Class A Common Stock for offering or sale in any jurisdiction;

•

FINRA shall not have provided an objection to, and shall have confirmed in writing that it has determined not to raise any objections with respect to the fairness and reasonableness of, the terms and arrangements of the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement;

•

there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Class A Common Stock that may be issued and sold by the Company to Roth Principal Investments under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

•

this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

•

trading in the Class A Common Stock shall not have been suspended by the SEC or Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Class A Common Stock on Nasdaq, shall be terminated on a date certain (unless, prior to such date, the Class A Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Class A Common Stock, electronic trading or book-entry services by The Depository Trust Company with respect to the Class A Common Stock;

•

the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

•

the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

•

the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•

all of the shares of Class A Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq (or if the Class A Common Stock is not then listed on Nasdaq, then on any Eligible Market);

•	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

•

the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors; and

•

the receipt by Roth Principal Investments of the legal opinions and negative assurances, bring-down legal opinions and negative assurances, and audit comfort letters or certificates of the Chief Financial Officer of the Company, in each case as required under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 36-month anniversary of the Effective Date of the Initial Registration Statement;

•	the date on which Roth Principal Investments shall have purchased shares of Class A Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $25,000,000;

•	the date on which the Class A Common Stock shall have failed to be listed or quoted on Nasdaq or any other Eligible Market for a period of one trading day;

•

the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such 30th trading day; and

•	the date on which a bankruptcy custodian is appointed for all or substantially all of our property, or we make a general assignment for the benefit of our creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement upon five (5) business days’ prior written notice to Roth Principal Investments. We will not incur any termination penalty, except that if we terminate the Purchase Agreement within 90 days following the Effective Date, the Company will be obligated to pay Roth Principal Investments, in cash within three (3) business days of such termination, the amount, if any, by which $500,000 exceeds the aggregate amount of the Commitment Fee previously withheld by Roth Principal Investments from the purchase prices paid for shares of our Class A Common Stock. The Company’s right to terminate is also subject to its having paid all Commitment Fee amounts and legal fee reimbursements then required to be paid to Roth Principal Investments. We and Roth Principal Investments may also terminate the Purchase Agreement at any time by mutual written consent.

Roth Principal Investments also has the right to terminate the Purchase Agreement upon five (5) trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

•	the occurrence and continuation of a Material Adverse Effect (as such term is defined in the Purchase Agreement);

•	the occurrence of a Fundamental Transaction (as such term is defined in the Purchase Agreement) involving our company;

•

if any registration statement is not filed by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 trading days after notice of such failure, breach or default is delivered to us;

•

if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us;

•

the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to Roth Principal Investments for the resale of all of the shares of Class A Common Stock included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of Roth Principal Investments; or

•

trading in the Class A Common Stock on Nasdaq (or if the Class A Common Stock is then listed on an Eligible Market, trading in the Class A Common Stock on such Eligible Market) has been suspended for a period of five consecutive trading days.

No termination of the Purchase Agreement by us or by Roth Principal Investments will become effective prior to the fifth trading day immediately following the date on which any pending Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination will affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending Purchase and any fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. Both we and Roth Principal Investments have agreed to complete our respective obligations with respect to any such pending Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by Roth Principal Investments

Roth Principal Investments has agreed that none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments will engage in or effect, directly or indirectly, for Roth Principal Investments’ own account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sales of the Class A Common Stock or hedging transaction that establishes a net short position in the Class A Common Stock during the term of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Class A Common Stock after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Class A Common Stock or any securities exercisable, exchangeable or convertible into Class A Common Stock at a future determined price. The foregoing restriction is subject to certain limited exceptions set forth in the Purchase Agreement, including continued sales under the Company’s existing at-the-market offering program with Roth Capital Partners, LLC, subject to the limitations set forth therein.

Effect of Sales of our Class A Common Stock under the Purchase Agreement on our Stockholders

The Purchase Shares to be issued or sold by us to Roth Principal Investments under the Purchase Agreement that are being registered under the Securities Act for resale by Roth Principal Investments in this offering are expected to be freely tradable. The 15,000,000 Purchase Shares being registered for resale in this offering may be issued and sold by us to Roth Principal Investments from time to time at our discretion during the period beginning on the Commencement Date and ending on the first day of the month next following the 36-month anniversary of the Effective Date of the Initial Registration Statement (unless the Purchase Agreement is earlier terminated). The resale by Roth Principal Investments of a significant amount of shares of Class A Common Stock registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Class A Common Stock to decline and to be highly volatile. Sales of our Class A Common Stock, if any, to Roth Principal Investments under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Roth Principal Investments all, some or none of the shares of our Class A Common Stock that may be available for us to sell to Roth Principal Investments pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our Class A Common Stock to Roth Principal Investments pursuant to the Purchase Agreement, after Roth Principal Investments has acquired such shares, Roth Principal Investments may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Roth Principal Investments in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Roth Principal Investments in this offering as a result of future sales made by us to Roth Principal Investments at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of our Class A Common Stock to Roth Principal Investments under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Roth Principal Investments may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the per share purchase price that Roth Principal Investments will pay for Purchase Shares in any Market Open Purchase, Intraday Purchase, Pre-Market Purchase or Post-Market Purchase that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the VWAP during the applicable valuation period on the applicable Purchase Date for such Purchase (as the case may be), as of the date of this prospectus, we cannot determine the actual purchase price per share that Roth Principal Investments will be required to pay for any Purchase Shares that we may elect to sell to Roth Principal Investments under the Purchase Agreement from and after Commencement and, therefore, we cannot be certain how many Purchase Shares, in the aggregate, we may issue and sell to Roth Principal Investments under the Purchase Agreement from and after Commencement. The aggregate market value of our outstanding Class A Common Stock held by non-affiliates is $10,088,145, based on 7,299,135 shares of our Class A Common Stock outstanding on September 29, 2026, of which 5,934,203 shares were held by non-affiliates, and a price of $1.70 per share, the closing price of our Class A Common Stock on September 29, 2026. If all of the 15,000,000 shares of Class A Common Stock offered for resale by Roth Principal Investments under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 67.27% of the total number of outstanding shares of Class A Common Stock and approximately 71.65% of the total number of outstanding shares of Class A Common Stock held by non-affiliates of our company, in each case as of September 29, 2026.

Although the Purchase Agreement provides that we may sell up to $25,000,000 of our Class A Common Stock to Roth Principal Investments, only 15,000,000 Purchase Shares are being registered under the Securities Act for resale by Roth Principal Investments under the registration statement that includes this prospectus. Assuming a market price of $1.70 per share, representing the closing sale price of our Class A Common Stock on Nasdaq on September 29, 2026, the purchase price payable by Roth Principal Investments, after giving effect to the applicable discount, would be approximately $1.649 per share for Market Open Purchases and Intraday Purchases and approximately $1.615 per share for Pre-Market Purchases and Post-Market Purchases. At those purchase prices, the number of Purchase Shares that are being registered under the registration statement that includes this prospectus would not be sufficient to enable us to receive the full $25,000,000 in aggregate gross proceeds from the sale of such Purchase Shares to Roth Principal Investments under the Purchase Agreement. The table below sets forth assumed average purchase prices, after giving effect to the applicable discount, rather than market prices. However, depending on the market prices of our Class A Common Stock on the Purchase Dates on which we elect to sell such Purchase Shares to Roth Principal Investments under the Purchase Agreement, we may need to register under the Securities Act additional shares of our Class A Common Stock for resale by Roth Principal Investments in order for us to receive aggregate proceeds equal to Roth Principal Investments’ $25,000,000 maximum aggregate purchase commitment available to us under the Purchase Agreement.

Moreover, if we elect to issue and sell to Roth Principal Investments more shares of Class A Common Stock than the Exchange Cap (or 6,776,399 shares of Class A Common Stock) under the Purchase Agreement, we must first obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules, unless the average price for all shares of Class A Common Stock purchased by Roth Principal Investments under the Purchase Agreement equals or exceeds the Base Price (which is equal to the Minimum Price plus an adjustment amount of $0.0738 per share). Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of Class A Common Stock in addition to the 15,000,000 shares of Class A Common Stock being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus could cause additional substantial dilution to our stockholders.

The number of shares of Class A Common Stock ultimately offered for resale by Roth Principal Investments through this prospectus is dependent upon the number of shares of Class A Common Stock, if any, we elect to sell to Roth Principal Investments under the Purchase Agreement from and after the Commencement Date. The issuance of our Class A Common Stock to Roth Principal Investments pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Class A Common Stock that our existing stockholders own will not decrease, the shares of our Class A Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Class A Common Stock after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from Roth Principal Investments from our sale of shares of Class A Common Stock (which are being registered for resale by Roth Principal Investments under the registration statement that includes this prospectus) to Roth Principal Investments as Purchase Shares under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share of Class A Common Stock	Number of Registered Purchase Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares of Class A Common Stock After Giving Effect to the Issuance to Roth Principal Investments(2)	Gross Proceeds from the Sale of Purchase Shares to Roth Principal Investments Under the Purchase Agreement
$1.00	15,000,000	67.27%	$15,000,000
$1.50	15,000,000	67.27%	$22,500,000
$1.70(3)	14,705,882	66.83%	$25,000,000
$2.00	12,500,000	63.13%	$25,000,000
$2.50	10,000,000	57.81%	$25,000,000

(1)

Although the Purchase Agreement provides that we may sell up to $25,000,000 of our Class A Common Stock to Roth Principal Investments, we are only registering 15,000,000 shares under the registration statement that includes this prospectus, which may or may not cover all of the shares of Class A Common Stock we ultimately sell to Roth Principal Investments under the Purchase Agreement. We will not issue more than an aggregate of 6,776,399 shares of our Class A Common Stock (i.e., the Exchange Cap), unless (i) we obtain stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price for all shares of Class A Common Stock purchased by Roth Principal Investments under the Purchase Agreement (calculated by dividing the aggregate gross purchase price paid by Roth Principal Investments for all such shares by the aggregate number of shares issued under the Purchase Agreement) equals or exceeds the Base Price, which is equal to the Minimum Price plus an adjustment amount of $0.0738 per share. The number of shares to be issued as set forth in this column (i) does not give effect to the Exchange Cap and (ii) is without regard for the Beneficial Ownership Limitation.
(2)

The denominator is based on 7,299,135 shares of Class A Common Stock outstanding as of September 29, 2026, adjusted to include the issuance of the number of Purchase Shares set forth in the adjacent column that we would have sold to Roth Principal Investments, assuming the average purchase price in the first column. The numerator is based on the number of Purchase Shares issuable under the Purchase Agreement (which are included in this prospectus) at the corresponding assumed average purchase price set forth in the first column.

(3)

Equal to the closing sale price of our Class A Common Stock on Nasdaq on September 29, 2026, presented as an assumed average purchase price after giving effect to the applicable discount. Because the purchase price is calculated at a 3.0% or 5.0% discount to the applicable VWAP, an average purchase price of $1.70 per share would correspond to a market price of approximately $1.753 per share for Market Open Purchases and Intraday Purchases, or approximately $1.789 per share for Pre-Market Purchases and Post-Market Purchases.

DIVIDEND POLICY

We have not historically paid regular cash dividends on our Class A Common Stock; however, in 2025 we declared and paid a special cash dividend of $0.03 per share. We do not presently have a plan to pay regular cash dividends on our Class A Common Stock in the future. We currently anticipate that we will retain all future earnings for the operation of our business. Payment of future cash dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, the current and anticipated cash needs, outstanding indebtedness, plans for expansion and restrictions imposed by our debt arrangements, if any.

USE OF PROCEEDS

This prospectus relates to shares of our Class A Common Stock that may be offered and sold for resale from time to time by Roth Principal Investments. All proceeds from the resale of the shares of Class A Common Stock will be for the account of Roth Principal Investments. We will not receive any proceeds from any such sales.

We may receive up to $25,000,000 aggregate gross proceeds (subject to certain limitations) under the Purchase Agreement from any sales we make to Roth Principal Investments pursuant to the Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our Class A Common Stock to Roth Principal Investments pursuant to the Purchase Agreement would be up to approximately $24.0 million during the term of the Purchase Agreement, assuming that we sell the full amount of our Class A Common Stock that we have the right, but not the obligation, to sell to Roth Principal Investments under the Purchase Agreement, and after other estimated fees and expenses. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of our Class A Common Stock to Roth Principal Investments after the date of this prospectus. See “Plan of Distribution (Conflict of Interest)” elsewhere in this prospectus for more information.

We intend to use any net proceeds from the sale of our Class A Common Stock for working capital and general corporate purposes, which may include expanding our CPG business, opening new restaurants and repaying outstanding debt. It is possible that none of the 15,000,000 shares that are the subject of this prospectus will be issued under the Purchase Agreement.

Roth Principal Investments will pay any underwriting commissions and discounts, and expenses incurred by them in connection with any sale of their shares of Class A Common Stock. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, securities or blue-sky law compliance fees, Nasdaq listing fees and expenses of our counsel and our independent registered public accounting firm.

We have engaged Digital Offering, a registered broker-dealer and FINRA member, to act as a qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. We have agreed to pay Digital Offering a cash fee of $50,000 as consideration for its services in connection with acting as the qualified independent underwriter in this offering. Digital Offering will receive no other compensation for acting as the qualified independent underwriter in this offering. See the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus for more information.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which the shares of Class A Common Stock may be sold by the Selling Stockholder under this prospectus. See “Plan of Distribution (Conflict of Interest).”

THE SELLING STOCKHOLDER

This prospectus relates to the offer and sale by Roth Principal Investments of up to 15,000,000 shares of our Class A Common Stock that have been or may be issued by us to Roth Principal Investments under the Purchase Agreement. For additional information regarding the shares of our Class A Common Stock included in this prospectus, see the section titled “The Committed Equity Facility” above. We are registering the shares of our Class A Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with Roth Principal Investments on September 29, 2026 in order to permit the Selling Stockholder to offer the shares of Class A Common Stock included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, Roth Principal Investments has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means Roth Principal Investments, LLC.

The table below presents information regarding the Selling Stockholder and the shares of our Class A Common Stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of September 29, 2026. The number of shares in the column “Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Class A Common Stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares of Class A Common Stock being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Class A Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Class A Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. Because the purchase price to be paid by the Selling Stockholder for shares of our Class A Common Stock, if any, that we may elect to sell to the Selling Stockholder in one or more Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares of our Class A Common Stock that we may sell to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Stockholder of all of the shares of our Class A Common Stock being offered for resale pursuant to this prospectus.

	Number of Shares of Class A Common Stock Owned Prior to Offering		Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Class A Common Stock Owned After Offering
Name of Selling Stockholder	Number(1)	Percent		Number(2)	Percent
Roth Principal Investments, LLC(3)	—	—	15,000,000	—	—

(1)

In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of Class A Common Stock beneficially owned prior to the offering all of the shares of Class A Common Stock that Roth Principal Investments may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Roth Principal Investments’ control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Purchases of Class A Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of Class A Common Stock to Roth Principal Investments to the extent such shares, when aggregated with all other shares of Class A Common Stock then beneficially owned by Roth Principal Investments, would cause Roth Principal Investments’ beneficial ownership of our

Class A Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Class A Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price for all shares of our Class A Common Stock purchased by Roth Principal Investments under the Purchase Agreement equals or exceeds the Base Price (which is equal to the Minimum Price plus an adjustment amount of $0.0738 per share). Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq) may be amended or waived under the Purchase Agreement.
(2)	Assumes the sale of all shares of Class A Common Stock being offered pursuant to this prospectus.
(3)

The business address of Roth Principal Investments is 2340 Collins Avenue, Suite 402, Miami Beach, Florida 33139. The principal business of Roth Principal Investments is that of a private investor. Roth Principal Investments is a wholly owned subsidiary of CR Financial Holdings, Inc. (“CRFH”). CRFH expressly disclaims beneficial ownership of securities held of record by Roth Principal Investments, except to the extent of its pecuniary interest therein. All voting and investment decisions with respect to securities held of record by Roth Principal Investments are made by majority vote of an investment policy committee of Roth Principal Investments composed of five individuals, each of whom is not involved in the management of CRFH and at least three of whom are not affiliates or associated persons of RCP, a registered broker-dealer and member of FINRA, and a wholly owned subsidiary of CRFH. We have been advised that neither CRFH nor Roth Principal Investments is a FINRA member or an independent broker-dealer. Because each of Roth Principal Investments and RCP is a wholly owned subsidiary of CRFH, Roth Principal Investments is deemed to be an affiliate of RCP. RCP will act as an executing broker that will effectuate resales of our Class A Common Stock that may be acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information about the relationship between Roth Principal Investments and RCP.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The shares of our Class A Common Stock offered by this prospectus are being offered by the Selling Stockholder, Roth Principal Investments, LLC. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Class A Common Stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our Class A Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Roth Principal Investments is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Roth Principal Investments has informed us that it presently anticipates using, but is not required to use, RCP, a registered broker-dealer and FINRA member and an affiliate of Roth Principal Investments, as a broker to effectuate resales, if any, of our Class A Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Class A Common Stock that it may acquire from us, although, as of the date of this prospectus, it does not anticipate engaging any such other registered broker-dealers. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer, including RCP, will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Roth Principal Investments has informed us that RCP, and any other broker-dealer it may engage to effectuate resales of our Class A Common Stock on its behalf (as the case may be), may receive commissions from Roth Principal Investments for executing such resales for Roth Principal Investments and, if so, such commissions will not exceed customary brokerage commissions.

Roth Principal Investments is an affiliate of RCP, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Class A Common Stock that may be acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering. Because Roth Principal Investments will receive all the net proceeds from such resales of our Class A Common Stock made to the public through RCP, RCP is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121, which requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. Accordingly, we have engaged Digital Offering to be the qualified independent underwriter in this offering and, in such capacity, participate in the preparation of the registration statement that includes this prospectus and exercise the usual standards of “due diligence” with respect thereto. We have agreed to pay to Digital Offering an aggregate cash fee of $50,000, as consideration for its services in connection with acting as the qualified independent underwriter in this offering. Digital Offering will receive no other compensation for acting as the qualified independent underwriter in this offering. In accordance with FINRA Rule 5110, such cash fee to be paid to Digital Offering for acting as the qualified independent underwriter in this offering, is deemed to be underwriting compensation in connection with sales of our Class A Common Stock by Roth Principal Investments to the public. In accordance with FINRA Rule 5121, RCP is not permitted to sell shares of our Class A Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Except as set forth above, we know of no existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Class A Common Stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Class A Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Class A Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Class A Common Stock sold by the Selling Stockholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including with respect to any compensation paid or payable by the Selling Stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the Selling Stockholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Class A Common Stock by the Selling Stockholder covered by this prospectus. We estimate that the total expenses for the offering will be approximately $252,750.

As consideration for its irrevocable commitment to purchase our Class A Common Stock at our direction under the Purchase Agreement, we agreed to pay to Roth Principal Investments the Commitment Fee, which will be satisfied through withholding of 10% from amounts otherwise payable to us for shares of Class A Common Stock purchased pursuant to the Purchase Agreement. In accordance with FINRA Rule 5110, the Commitment Fee payable to Roth Principal Investments is deemed to be underwriting compensation in connection with sales of our Class A Common Stock by Roth Principal Investments to the public.

In addition, we have agreed to pay or cause to be paid (a) $50,000 for the fees required to be paid to Digital Offering as the qualified independent underwriter in this offering and (b) $100,000 as reimbursement for the reasonable and documented fees and disbursements of Roth Principal Investments’ legal counsel incurred prior to the date of the Purchase Agreement, for an initial total of $150,000. We have also agreed to reimburse Roth Principal Investments the Additional Investor Legal Fee Reimbursement Amount of up to $7,500 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Class A Common Stock by Roth Principal Investments to the public.

Moreover, in accordance with FINRA Rule 5110, the fixed discount (calculated in accordance with the Purchase Agreement) to current market prices of our Class A Common Stock reflected in the purchase prices payable by Roth Principal Investments for our Class A Common Stock that we may require it to purchase from us from time to time in one or more Market Open Purchases, Intraday Purchases, Pre-Market Purchases and/or Post-Market Purchases under the Purchase Agreement (at effective rates of 3.0% for Market Open Purchases and Intraday Purchases, and 5.0% for Pre-Market Purchases and Post-Market Purchases), in each case is deemed to be underwriting compensation in connection with sales of our Class A Common Stock by Roth Principal Investments to the public.

We also have agreed to indemnify Roth Principal Investments and certain other persons against certain liabilities in connection with the offering of shares of our Class A Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Roth Principal Investments has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Roth Principal Investments specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Roth Principal Investments has represented to us that at no time prior to the date of the Purchase Agreement has Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, engaged in or effected, in any manner whatsoever, directly or indirectly, for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Class A Common Stock or any hedging transaction, which establishes a net short position with respect to our Class A Common Stock that remained in effect as of the date of the Purchase Agreement. Roth Principal Investments has agreed that during the term of the Purchase Agreement, none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, will enter into or effect, directly or indirectly, any of the foregoing transactions either for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Class A Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Our Class A Common Stock is currently listed on Nasdaq under the symbol “GENK”.

RCP, an affiliate of Roth Principal Investments, has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and Registration Rights Agreement and the offering of shares for resale by Roth Principal Investments to which this prospectus relates, for which investment banking and other financial services RCP has received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that Roth Principal Investments and RCP have received and may receive in connection with the transactions contemplated by the Purchase Agreement, including (i) the Commitment Fee payable to Roth Principal Investments as consideration for its irrevocable commitment to purchase shares of our Class A

Common Stock from us at our direction under the Purchase Agreement, (ii) the fixed discount (calculated in accordance with the Purchase Agreement) to current market prices of our Class A Common Stock reflected in the purchase prices payable by Roth Principal Investments for our Class A Common Stock that we may require it to purchase from us from time to time in one or more Market Open Purchases, Intraday Purchases, Pre-Market Purchases and/or Post-Market Purchases under the Purchase Agreement (at effective rates of 3.0% for Market Open Purchases and Intraday Purchases, and 5.0% for Pre-Market Purchases and Post-Market Purchases), (iii) our reimbursement of Roth Principal Investments’ legal fees up to $190,000 in the aggregate (an initial fee of $100,000 and up to $7,500 per fiscal quarter for 12 quarters) and the $50,000 fee payable to Digital Offering for acting as the qualified independent underwriter, for total fees and expenses of up to $240,000 in the aggregate, in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, and (iv) any customary brokerage commissions that may be received by RCP from Roth Principal Investments for executing resales of our Class A Common Stock purchased or acquired by Roth Principal Investments from us pursuant to the Purchase Agreement to the public in this offering.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material provisions of our capital stock, as well as other material terms of our amended and restated certificate of incorporation and our amended and restated bylaws. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference herein. We encourage you to read our amended and restated certificate of incorporation and our amended and restated bylaws for additional information.

General

Our authorized capital stock consists of 70,000,000 shares of Class A Common Stock, 50,000,000 shares of Class B Common Stock and 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share.

Common Stock

We have two classes of common stock: Class A and Class B. Each share of Class A Common Stock entitles the holder to one vote per share, while each share of Class B Common Stock entitles the holder to ten votes per share. Holders of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as provided in our amended and restated certificate of incorporation or as otherwise required by applicable law.

Pursuant to our amended and restated certificate of incorporation, we may not amend, alter, repeal or waive the provisions of our amended and restated certificate of incorporation that relate to the terms of our capital stock without the approval of the holders of a majority of the then outstanding shares of our Class B Common Stock, voting as a class.

Holders of the Class A Common Stock and Class B Common Stock, as the case may be, would also have a separate class vote if we subdivide, combine or reclassify shares of the other class without concurrently subdividing, combining or reclassifying shares of such class in a proportional manner.

Pursuant to the Delaware General Corporation Law (the “DGCL”), the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

Class A Common Stock

Voting. Holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have the ability to cumulate votes for the election of directors.

Dividends. Holders of our Class A Common Stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

No Preemptive Rights. Holders of our Class A Common Stock do not have preemptive, subscription, redemption or conversion rights.

Issuance of Additional Class A Common Stock. We may issue additional shares of Class A Common Stock from time to time, subject to applicable provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the DGCL. We are obligated to issue Class A Common Stock (subject to the transfer and exchange restrictions set forth in the Amended and Restated Limited Liability Company Agreement of GEN Restaurant Companies, LLC (“GEN LLC”) to holders of Class B units of GEN LLC (“Class B Units”) who exchange their Class B Units for shares of our Class A Common Stock on a one-for-one basis (unless we elect to satisfy such exchange for cash). When a Class B Unit is exchanged for a share of our Class A Common Stock, the corresponding share of our Class B Common Stock will automatically be surrendered and cancelled.

Class B Common Stock

Voting. Holders of our Class B Common Stock are entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have the ability to cumulate votes for the election of directors.

Dividends. Holders of our Class B Common Stock are not entitled to dividends in respect of their shares of Class B Common Stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, the holders of our Class B Common Stock will not be entitled to receive any distributions.

No Preemptive Rights. Holders of our Class B Common Stock do not have preemptive, subscription, redemption or conversion rights. The Class B Common Stock is subject to automatic retirement upon an exchange of a Class B Unit of GEN LLC for a share of Class A Common Stock.

Issuance of Additional Class B Common Stock. After our IPO and the reorganization transactions undertaken in connection with the IPO, no additional issuance of shares of Class B Common Stock will occur, except to holders of Class B Units as necessary to maintain a one-to-one ratio between the number of Class B Units and the number of shares of Class B Common Stock outstanding, including in connection with a stock split, stock dividend, reclassification or similar transaction. In connection with an exchange of a Class B Unit for Class A Common Stock, the corresponding share of Class B Common Stock will automatically be retired.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock. Our board of directors is able to issue preferred stock in one or more series and determine the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon our preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of our common stock.

Issuances of preferred stock could adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. Any issuance of preferred stock could also have the effect of decreasing the market price of our common stock and could delay, deter or prevent a change in control of our company.

Limitations on Directors’ and Officers’ Liability

Our governing documents limit the liability of, and require us to indemnify, our directors and officers to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s or officer’s personal liability to the corporation or the holders of its capital stock for breaches of directors’ or officers’ fiduciary duties as directors or officers. This limitation is unavailable for acts or omissions by a director or officer which (i) were not in good faith, (ii) were the result of intentional misconduct or a knowing violation of law, (iii) the director or officer derived an improper personal benefit from (such as a financial profit or other advantage to which the director or officer was not legally entitled) or (iv) breached the director’s or officer’s duty of loyalty. The DGCL also prohibits limitations on director liability under Section 174 of the DGCL, which relates to certain unlawful dividend declarations and stock repurchases, and officer liability in any action by or in the right of the corporation.

Our amended and restated certificate of incorporation includes provisions that eliminate, to the extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our amended and restated bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers and certain employees for certain liabilities. We maintain insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers.

Exclusive Forum Clause

Our amended and restated certificate of incorporation provides that, unless we select or consent in writing to the selection of another forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) shall be the exclusive forum for any “internal corporate claims,” as defined in our amended and restated certificate of incorporation. It is possible that a court could find our exclusive forum provision to be inapplicable or unenforceable. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

In addition, our amended and restated certificate of incorporation provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. We note, however, that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. This forum selection provision will not apply to claims brought to enforce a duty or liability created by the Exchange Act.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Provisions of Our Certificate of Incorporation and Bylaws to be Adopted and Delaware Law That May Have an Anti-Takeover Effect

Provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could make it more difficult to acquire our company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our board of directors to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our common stock.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors be divided into three classes of directors, with the classes to be as nearly equal in number as possible, designated Class I, Class II and Class III. Pursuant to our amended and restated certificate of incorporation, Class I directors shall initially serve until the first annual meeting of stockholders following the effectiveness of our amended and restated certificate of incorporation; Class II directors shall initially serve until the second annual meeting of stockholders following the effectiveness of our amended and restated certificate of incorporation; and Class III directors shall initially serve until the third annual meeting of stockholders following the effectiveness of our amended and restated certificate of incorporation. Commencing with the first annual meeting of stockholders following the effectiveness of our amended and restated certificate of incorporation and ending with the third annual meeting of stockholders thereafter, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term.

The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation provides that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation and amended and restated bylaws provide that any director may only be removed for cause by the affirmative vote of at least a majority of the voting power of our outstanding shares of common stock. Each director is to hold office until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the board of directors may be filled at any time by the remaining directors, whether resulting from an increase in the number of directors or the death, removal or resignation of a director.

No Cumulative Voting

The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the certificate of incorporation specifically provides otherwise. Our amended and restated certificate of incorporation does not permit cumulative voting.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called by or at the direction of the board of directors, the chairperson of our board or the chief executive officer with the concurrence of a majority of the board of directors. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may not be called by stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as director. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with such advance notice procedures and provide us with certain information. Our amended and restated bylaws allow the chairperson of the meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.

Supermajority Voting for Amendments to Our Governing Documents

Our amended and restated certificate of incorporation requires the affirmative vote of at least 66 2⁄3% of the voting power of all shares of our common stock then outstanding in order to amend certain provisions, including the removal of directors, the rights and privileges of the common stock, indemnification, exclusive forum and the prohibition on stockholder action by written consent.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors is expressly authorized to adopt, amend or repeal our bylaws and that our stockholders may amend our bylaws only with the approval of at least 66 2⁄3% of the voting power of all shares of our common stock then outstanding.

Stockholder Action by Written Consent

The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our amended and restated bylaws preclude stockholder action by written consent.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without your approval. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the applicable stock exchange listing requirements require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock. No assurances can be given that our shares will remain so listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. As discussed above, our board of directors has the ability to issue preferred stock with voting rights or other preferences, without stockholder approval. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Registrar and Transfer Agent

Our registrar and transfer agent for all shares of common stock is Computershare Trust Company, N.A.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Faegre Drinker Biddle & Reath LLP. The Selling Stockholder is being represented by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

The consolidated financial statements of GEN Restaurant Group, Inc. as of December 31, 2025 and for the year ended December 31, 2025, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of CBIZ CPAs P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of GEN Restaurant Group, Inc. as of December 31, 2024 and for the year ended December 31, 2024, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.genkoreanbbq.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December  31, 2025 filed with the SEC on March 31, 2026 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2026;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 filed with the SEC on May 14, 2026 and August 10, 2026, respectively;

•	our Current Reports on Form 8-K filed with the SEC on April 30, 2026, June 3, 2026, June 26, 2026, August 10, 2026, and September 29, 2026; and

•

the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on June 26, 2023, including any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to GEN Restaurant Group, Inc., Attn: Investor Relations, 11480 South Street, Suite 205, Cerritos, California 90703, or by calling (562) 356-9929.

You also may access these filings on our website at www.genkoreanbbq.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus). You may also access these filings at the SEC’s website at www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Up to 15,000,000 Shares of Class A Common Stock

PROSPECTUS

October 8, 2026